UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2005

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices, including zip code)

(408) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry Into a Material Definitive Agreement.

Executive Transition Agreement

     On April 28, 2005( the “Effective Date”), Iridex Corporation (the “Company”) entered into an Executive Transition Agreement (the “Executive Transition Agreement”) with Theodore A. Boutacoff, the Company’s Chief Executive Officer. Pursuant to the terms of the Executive Transition Agreement, Mr. Boutacoff has agreed to resign as Chief Executive Officer of the Company and to transition into the role of a senior principal advisor to the new Chief Executive Officer concurrent with the date a new Chief Executive Officer commences employment with the Company (the “Transition Commencement Date”).

     Following the Transition Commencement Date, Mr. Boutacoff would be employed by the Company as a senior principal advisor to the new Chief Executive Officer and would advise the new Chief Executive Officer, as mutually agreed by the new Chief Executive Officer and Mr. Boutacoff, in one or more of the following areas: product strategy; product applications; strategic planning; and/or strategic business development. In his role as a senior principal advisor to the new Chief Executive Officer, Mr. Boutacoff would also continue to receive a salary and benefits equal to the salary and benefits received by Mr. Boutacoff as of the Effective Date, subject to annual adjustments at the discretion of the Company’s Board of Directors. Mr. Boutacoff will continue to be eligible to receive bonus compensation equal to that for which he is currently eligible, on an annualized basis, through the Transition Commencement Date. Following the Transition Commencement Date, Mr. Boutacoff would be eligible to receive bonus compensation in such amounts, on an annualized basis, as are determined by the Company’s Board of Directors. In addition, on the Effective Date, Mr. Boutacoff was granted an option to purchase Seventy-Five Thousand (75,000) shares of the Company’s Common Stock at an exercise price equal to the fair market value as of the date of the grant, pursuant to the Company’s 1998 Stock Plan. The shares underlying such option shall vest in equal monthly installments over a three (3) year period commencing on the Effective Date.

Severance Benefits

     In the event that (a) the Company terminates Mr. Boutacoff’s employment with the Company (or any parent or subsidiary of the Company) without his consent and for a reason other than for Cause (as defined in the Executive Transition Agreement) or (b) Mr. Boutacoff terminates his employment with the Company for Good Reason (as defined in the Executive Transition Agreement) and, in either such case, subject to Mr. Boutacoff’s execution and delivery of a general release of claims (the “Release Agreement”) and such Release Agreement becomes legally binding on Mr. Boutacoff, then promptly following such termination of employment, or, if later, the effective date of the Release Agreement, Mr. Boutacoff would receive the following benefits from the Company:

     (a) Severance Payment. Mr. Boutacoff would be paid continuing payments of severance pay (the “Cash Severance Payment”) in an aggregate amount equal to the amount of base salary he would have been paid at his base salary rate, as then in effect, had Mr. Boutacoff continued his employment with the Company through the date occurring three years from the earlier to occur of: (i) the three month anniversary of the Effective Date and (ii) the Transition Commencement Date (the “Severance Payment Period”) and such aggregate amount would be paid ratably on a periodic basis through March 15 of the calendar year following the year of employment termination in accordance with the Company’s normal payroll policies; provided, however, that if during the Severance Payment Period Mr. Boutacoff breaches the terms of the Release Agreement or breaches the non-solicitation or non-competition covenants contained in the Executive Transition Agreement, all severance payments being made to Mr. Boutacoff by the Company would immediately cease and Mr. Boutacoff would not be entitled to any additional severance payments hereunder; and provided, further, that in the event that there is a Change of Control (as defined in the Executive Transition Agreement) during the Severance Payment Period and the Company has not previously ceased making severance payments to Mr. Boutacoff, Mr. Boutacoff would be paid a lump sum one time cash payment immediately prior to such Change of Control equal to any amount of the Cash Severance Payment not yet paid to Mr. Boutacoff.

     (b) Continued Employee Benefits. Mr. Boutacoff would receive Company-paid coverage during the Severance Payment Period for Mr. Boutacoff and his eligible dependents under the Company’s employee benefit plans; provided, however, that if during the Severance Payment Period Mr. Boutacoff breaches the terms of the Release Agreement or breaches the non-solicitation or non-competition covenants contained in the Executive Transition Agreement, all Company-paid coverage would immediately cease. In the event of a Change of Control, Mr. Boutacoff would receive a lump sum payment equivalent to the cost of COBRA coverage for Mr. Boutacoff and his eligible dependents for the remainder of the Severance Payment Period.

     (c) Acceleration of Options. One hundred percent (100%) of the unvested shares subject to all of Mr. Boutacoff’s options to purchase shares of Company common stock outstanding on the date of such termination, whether granted on, before or after the date of the Executive Transition Agreement, and 100% of any of Mr. Boutacoff’s shares of Company common stock subject to a Company repurchase right upon Mr. Boutacoff’s termination of employment for any reason whether acquired by Mr. Boutacoff on, before or after the date of the Executive Transition Agreement, would immediately vest upon such termination.

     In the event that Mr. Boutacoff is terminated for Cause, or voluntarily terminates his employment with the Company other than for Good Reason, then Mr. Boutacoff will (i) receive his earned but unpaid base salary through the date of termination of employment, (ii) receive all accrued vacation, expense reimbursements and any other benefits due to Employee through the date of termination of employment in accordance with established Company plans, policies and arrangements, and (iii) not be entitled to any other compensation or benefits (including, without limitation, accelerated vesting of options or restricted stock) from the Company except to the extent provided under the applicable stock option agreement(s) or as may be required by law.

     The Executive Transition Agreement terminates upon the third anniversary of the Effective Date.

Amended and Restated Severance and Change of Control Agreement

     On April 29, 2005, the Company entered into an Amended and Restated Severance and Change of Control Agreement (the “Change of Control Agreement”) with Larry Tannebaum, the Company’s Chief Financial Officer.

     The Change of Control Agreement provides Mr. Tannenbaum with certain severance benefits in the event that his employment with the Company is terminated under certain circumstances described therein.

Termination within the Change of Control Context.

     If Mr. Tannenbaum’s employment with the Company is: (x) terminated either (1) as a result of an actual termination by the Company or its successor other than for Cause (as defined in the Change of Control Agreement) or (2) Mr. Tannenbaum terminates his employment for Good Reason (as defined in the Change of Control Agreement), and (y) (1) or (2) occur at any time either: (i) between the public disclosure of any event that would result in a Change of Control (as defined in the Change of Control Agreement) and either the occurrence of such event or the abandonment or cessation of such event; or (ii) between the occurrence of a Change of Control and the nine (9) month anniversary of such Change of Control, then, subject to Mr. Tannebaum executing a separation agreement and release of claims in a form satisfactory to the Company (a “Separation Agreement”), Mr. Tannenbaum would be entitled to receive the following benefits from the Company:

     (a) Vesting Acceleration. Fifty percent (50%) of the unvested shares subject to all of Mr. Tannenbaum’s options to purchase shares of Company common stock outstanding on the date of such termination, whether granted on, before or after the date of the Change of Control Agreement, and fifty percent (50%) of any of Mr. Tannenbaum’s shares of Company common stock subject to a Company repurchase right upon Mr. Tannenbaum’s termination of employment for any reason whether acquired by Mr. Tannenbaum on, before or after the date of the Change of Control Agreement, would immediately vest upon such termination.

     (b) Cash Severance Payment. Mr. Tannenbaum would be paid continuing payments of severance pay in an aggregate amount equal to the amount of base salary Mr. Tannenbaum would have been paid at his base salary rate, as then in effect, had he continued his employment with the Company through the eighteen (18) month anniversary of such termination (the “Change of Control Severance Payment Period”), and such aggregate amount would be paid ratably on a periodic basis through March 15 of the calendar year following the year of employment termination in accordance with the Company’s normal payroll policies; provided, however, that if during the Change of Control Severance Payment Period Mr. Tannenbaum breaches the provisions of the Separation Agreement, all cash severance payments would immediately cease.

     (c) Continued Employee Benefits. Mr. Tannenbaum would receive Company-paid coverage during the Change of Control Severance Payment Period for Mr. Tannenbaum and his eligible dependents under the Company’s employee benefit plans; provided, however, that if during the Change of Control Severance Payment Period Mr. Tannenbaum breaches the provisions of the Separation Agreement, all Company-paid coverage would immediately cease.

Termination outside the Change of Control Context.

     If Mr. Tannenbaum’s employment with the Company is: (x) terminated either (1) as a result of an actual termination by the Company or its successor other than for Cause or (2) Mr. Tannenbaum terminates his employment for Good Reason, and (y) (1) or (2) occur at any time that does not occur during either: (i) between the public disclosure of any event that would result in a Change of Control and either the occurrence of such event or the abandonment or cessation of such event; or (ii) between the occurrence of a Change of Control and the nine (9) month anniversary of such Change of Control, then, subject to Mr. Tannenbaum’s executing a Separation Agreement, Mr. Tannenbaum would be entitled to receive the following benefits:

     (a) Cash Severance Payment. Mr. Tannenbaum would be paid continuing payments of severance pay in an aggregate amount equal to the amount of base salary Mr. Tannenbaum would have been paid at Mr. Tannenbaum’s base salary rate, as then in effect, had Mr. Tannenbaum continued his employment with the Company through the twelve (12) month anniversary of such termination (the “Non-Change of Control Severance Payment Period”), and such aggregate amount would be paid ratably on a periodic basis through March 15 of the calendar year following the year of employment termination in accordance with the Company’s normal payroll policies; provided, however, that if during the Non-Change of Control Severance Payment Period Mr. Tannenbaum breaches the provisions of the Separation Agreement, all payments pursuant to this subsection would immediately cease.

     (b) Continued Employee Benefits. Mr. Tannenbaum would receive Company-paid coverage during the Non-Change of Control Severance Payment Period for Mr. Tannenbaum and Mr. Tannenbaum’s eligible dependents under the Company’s employee benefit plans; provided, however, that if during the Non-Change of Control Severance Payment Period Mr. Tannenbaum breaches the provisions of the Separation Agreement, all Company-paid coverage would immediately cease.

     In the event that Mr. Tannenbaum is terminated for Cause, or voluntarily terminates his employment with the Company other than for Good Reason, then Mr. Tannenbaum will (i) receive his earned but unpaid base salary through the date of termination of employment, (ii) receive all accrued vacation, expense reimbursements and any other benefits due to Employee through the date of termination of employment in accordance with established Company plans, policies and arrangements, and (iii) not be entitled to any other compensation or benefits (including, without limitation, accelerated vesting of options or restricted stock) from the Company except to the extent provided under the applicable stock option agreement(s) or as may be required by law.

     The Change of Control Agreement is renewable upon the three year anniversary of its effective date; provided, however, that in the event that the entire Change of Control Agreement is not renewed at such time, the provisions relating to (i) the cash severance and vesting acceleration benefits in the Change of Control context and (ii) all benefits outside of the Change of Control context would terminate and the remaining provisions of the Change of Control Agreement would continue in full force and effect and would terminate upon the date that all remaining obligations of the parties to under the Change of Control Agreement have been satisfied or, if earlier, on such date, which is prior to a Change of Control, that Mr. Tannenbaum is no longer employed by the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Executive Transition Agreement entered into by and between the Company and Theodore A. Boutacoff on April 28, 2005.

10.2	Amended and Restated Severance and Change of Control Agreement entered into by and between the Company and Larry Tannenbaum on April 29, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

	By:	/s/ Larry Tannenbaum

Larry Tannenbaum Chief Financial Officer, Secretary and Senior Vice President of Finance and Administration

Date: May 4, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Transition Agreement entered into by and between the Company and Theodore A. Boutacoff on April 28, 2005.

10.2	Amended and Restated Severance and Change of Control Agreement entered into by and between the Company and Larry Tannenbaum on April 29, 2005.